UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2013

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-4636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Events

On August 13, 2013, XPO Logistics, Inc. (“XPO Logistics”) issued a press release announcing the closing of a registered underwritten public offering of 9,694,027 shares of its common stock, par value $0.001 per share (the “Shares”), pursuant to an underwriting agreement, dated August 7, 2013 (the “Underwriting Agreement”), among XPO Logistics and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule II to the Underwriting Agreement, which agreement is filed herewith as Exhibit 1.1. A copy of the press release is filed herewith as Exhibit 99.1. The 9,694,027 Shares were issued pursuant to a shelf registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) on Form S-3 and a registration statement filed with the SEC on Form S-3MEF pursuant to Rule 462(b) of the Securities Act of 1933 (Registration Nos. 333-176700 and 333-190364). XPO Logistics has also granted the underwriters a 30-day option to purchase up to an additional 1,454,104 Shares from XPO. XPO Logistics received approximately $209 million in net proceeds from the offering after underwriting discounts and estimated expenses of the offering.

The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to the validity of the Shares offered and sold pursuant to the Underwriting Agreement, is filed herewith as Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated August 7, 2013, among XPO Logistics, Inc. and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule II to the Underwriting Agreement
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
99.1	Press Release, dated August 13, 2013, issued by XPO Logistics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 13, 2013	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1	Underwriting Agreement, dated August 7, 2013, among XPO Logistics, Inc. and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Schedule II to the Underwriting Agreement
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
99.1	Press Release, dated August 13, 2013, issued by XPO Logistics, Inc.

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